                                                                     Exhibit B-2
                                                                     DRAFT



                         ATLANTIC CITY ELECTRIC COMPANY
                              WILMINGTON, DELAWARE

                  --------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 14, 1998


         NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of Atlantic City Electric Company will be held at Christiana Conference Center, 4100 South Wakefield Drive, Newark, Delaware, on October 14, 1998 at 4:00 p.m., Eastern time, to consider and act on the following proposal, as more fully described in the attached Proxy Statement:

         PROPOSAL: To remove from the Company's Charter Paragraph (7)(B)(c) of
    Article III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company;

and for the purpose of transacting any and all business in connection with the foregoing and any other business that may properly come before said meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on September 4, 1998 will be entitled to notice of and to vote at said meeting or any adjournment or adjournments thereof.

         For the reasons set forth in the attached Proxy Statement, you are urged to vote FOR the proposal.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE MARK, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. In the event you are able to attend the meeting, you may revoke the Proxy by voting your shares in person.


                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       Moira K. Donoghue
                                       Secretary

Wilmington, Delaware
September 8, 1998

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                         ATLANTIC CITY ELECTRIC COMPANY
                              WILMINGTON, DELAWARE

                  --------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 14, 1998

                  --------------------------------------------

                                 PROXY STATEMENT



                                           OUTSTANDING              CUSIP
TITLE OF SERIES OF PREFERRED                  SHARES                NUMBER
----------------------------               -----------              ------

$7.80 No Par Preferred Stock                  239,500               048303861


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Atlantic City Electric Company (the "Company") from the holders (the "Preferred Shareholders") of the $7.80 No Par Preferred Stock (the "Preferred Stock"). Such proxies are to be used at the Special Meeting of Shareholders of the Company to be held at Christiana Conference Center, 4100 South Wakefield Drive, Newark, Delaware, on October 14, 1998 at 4:00 p.m., Eastern time, or any adjournment or postponement of such meeting (the "Special Meeting"). IF THE PROPOSED AMENDMENT (AS DEFINED HEREIN) IS APPROVED AND ADOPTED BY THE COMPANY'S SHAREHOLDERS, THE COMPANY WILL MAKE A SPECIAL CASH PAYMENT (THE "SPECIAL CASH PAYMENT") EQUAL TO $1.00 FOR EACH SHARE PROPERLY VOTED IN FAVOR OF THE PROPOSED AMENDMENT. If a Preferred Shareholder votes against the Proposed Amendment or abstains, such Preferred Shareholder shall not be entitled to the Special Cash Payment (regardless of whether the Proposed Amendment is approved and adopted).

         The solicitation of proxies has been approved by the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Holding Company Act"). This Proxy Statement is first being mailed on or about September 8, 1998. The record date with respect to the Preferred Stock is September 4, 1998.

         The principal executive offices of the Company are located at 800 King Street, Wilmington, Delaware 19899. The telephone number is (302) 429-3931.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSED AMENDMENT.

                                     SUMMARY

         The Board of Directors of the Company is soliciting proxies from all holders of the shares of each series of the Company's outstanding preferred stock (the "Shares") for use at the Special Meeting of Shareholders of the Company. The proposal to be presented at the Special Meeting, if adopted, is intended to provide the Company with the necessary flexibility to meet the demands of an increasingly competitive electric utility industry. See "Reasons for the Proposed Amendment."

         The Special Meeting is being held to consider an amendment to the Company's charter (the "Charter") which would eliminate the provision restricting the ability of the Company to issue unsecured indebtedness. If the Proposed Amendment is approved by the shareholders, such restriction contained in the Charter will be eliminated with respect to the outstanding Shares.

         If the Proposed Amendment is approved and adopted by the Company's shareholders, the Company will make a Special Cash Payment equal to $1.00 for each Share properly voted in favor of the Proposed Amendment.

         Questions or requests for assistance may be directed to D.F. King & Co., Inc. (the "Information Agent") at (800) 431-9629 (toll free) or banks and brokers call (212) 269-5550 (collect). Requests for additional copies of this Proxy Statement, the proxy or other proxy materials may be directed to the Information Agent, and such copies will be furnished promptly at the Company's expense.

         The foregoing summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Proxy Statement.


                        EXECUTION AND REVOCATION OF PROXY

         THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD, WHICH RECOMMENDS VOTING FOR THE PROPOSED AMENDMENT. ALL SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED IN FAVOR OF THE PROPOSED AMENDMENT. Preferred Shareholders voting at the Special Meeting by proxy must use the enclosed Proxy. Shares of the Company's outstanding preferred stock represented by properly executed proxies received at or prior to the Special Meeting will be voted in accordance with the instructions thereon. If no instructions are indicated, duly executed proxies will be voted in accordance with the recommendation of the Board. It is not anticipated that any other matters will be brought before the Special Meeting. However, the enclosed proxy gives discretionary authority to the Proxy holders named therein should any other matters be presented at the Special Meeting and it is the intention of the proxy holders to act on any other matters in their discretion.

         Execution of a proxy will not prevent a shareholder from attending the Special Meeting and voting in person. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a duly executed proxy bearing a later date, or by voting in person by ballot at the Special Meeting.


                              SPECIAL CASH PAYMENTS

         Subject to the terms and conditions set forth in this Proxy Statement, if (but only if) the Proposed Amendment is approved and adopted by the shareholders of the Company, the Company will make a Special Cash Payment to each Preferred Shareholder who voted in favor of the Proposed Amendment, in person by ballot or by proxy, at the Special Meeting in the amount equal to $1.00 for each Share held by such Preferred Shareholder which is so voted. The Company has been advised that there is no controlling precedent under state law as to the permissibility of its making the Special Cash Payment. Although, as a result, there can be no assurance as to how a court would rule on the issue, the Company believes that the Offer (as defined herein) is fair to Preferred Shareholders and has determined to make the Special Cash Payment. SPECIAL CASH PAYMENTS WILL BE MADE TO PREFERRED SHAREHOLDERS AS OF THE RECORD DATE ONLY IN RESPECT OF EACH SHARE WHICH IS VOTED FOR THE ADOPTION OF THE PROPOSED AMENDMENT. If a Preferred Shareholder votes against the Proposed Amendment or abstains, such Preferred Shareholder shall not be entitled to the Special Cash Payment (regardless of whether the Proposed Amendment is approved and adopted). If the Proposed Amendment is approved and adopted, Special Cash Payments will be paid out of the Company's general funds, promptly after the Proposed Amendment shall have become effective. However, no accrued interest will be paid on the Special Cash Payments regardless of any delay in making such payments.

         Only holders of record of the Company's voting securities at the close of business on the Record Date or persons obtaining a proxy from the holders of record on the Record Date will be entitled to vote in person or by proxy at the Special Meeting. Any beneficial holder of Shares who is not the registered holder of such Shares as of the Record Date (as would be the case for any beneficial holder whose Shares are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee) must arrange with the record Preferred Shareholder to execute and deliver a proxy form on such beneficial owner's behalf. If a beneficial holder of Shares intends to attend the Special Meeting and vote in person, such beneficial holder must obtain a legal proxy form from his or her broker, dealer, commercial bank, trust company or other nominee. The Company will make Special Cash Payments only to Preferred Shareholders who are registered holders as of the Record Date. Any beneficial owner of Shares who is not the registered holder of such Shares as of the Record Date must arrange with the record Preferred Shareholder to receive his proportionate interest in the Special Cash Payments made to such record Preferred Shareholder. The Company will have no responsibility or liability for any aspect of the records relating to or payments made on account of any beneficial owner's interest in the Special Cash Payments made to a record Preferred Shareholder.

                               PROPOSED AMENDMENT

BUSINESS TO COME BEFORE THE SPECIAL MEETING

         The following proposed amendment (the "Proposed Amendment") to the Charter is the only item of business expected to be presented at the Special Meeting.

         To remove in its entirety Paragraph (7)(B)(c) of Article III of the Charter, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company.

         THE FOLLOWING STATEMENTS ARE SUMMARIES OF THE SUBSTANCE OR GENERAL EFFECT OF PROVISIONS OF THE CHARTER, AND ARE QUALIFIED IN THEIR ENTIRETY BY THE CHARTER AND PARAGRAPH (7)(B)(c) OF ARTICLE III THEREIN (AS DESCRIBED BELOW).

EXPLANATION OF THE PROPOSED AMENDMENT

         Paragraph (7)(B)(c) of Article III of the Charter currently provides that, so long as any shares of the Company's preferred stock are outstanding, without the affirmative vote of the holders of at least a majority of the total voting power of its outstanding shares of preferred stock, the Company shall not issue or assume any securities representing unsecured indebtedness (other than for the purpose of refunding its outstanding unsecured securities or redeeming or otherwise retiring outstanding shares of its preferred stock) if, immediately after such issue or assumption, the total outstanding principal amount of all securities representing unsecured indebtedness of the Company would exceed 20% of the aggregate of all existing secured indebtedness of the Company and the capital and surplus of the Company as stated on the Company's books (the "Debt Limitation Provision").

         The Proposed Amendment, if adopted, would eliminate from the Charter in its entirety the Debt Limitation Provision. Unless otherwise defined, capitalized terms used herein are used as defined in the Charter.


         Paragraph (7)(B)(c) of Article III of the Charter states:


         "(B) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for the purpose) of the holders of a majority of the total number of shares of the Cumulative Preferred Stock then outstanding:

              (c) Issue any unsecured notes, debentures or other securities representing unsecured indebtedness, or assume any such unsecured securities, for purposes other than the refunding of outstanding unsecured securities theretofore issued or assumed by the Corporation or the redemption or other retirement of outstanding shares of one or more series of the Cumulative Preferred Stock, if, immediately after such issue or assumption, the total principal amount of all unsecured notes, debentures or other securities representing unsecured indebtedness issued or assumed by the Corporation and then outstanding (including unsecured securities then to be issued or assumed) would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the Corporation and then to be outstanding, and (ii) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation."


                       REASONS FOR THE PROPOSED AMENDMENT

         The electric utility industry has become, and will continue to be, increasingly competitive as the result of various factors, including regulatory and technological developments. Various federal and state regulatory initiatives designed to promote wholesale and retail competition include, among other things, proposals that would allow customers to choose their electricity provider. As these competitive initiatives materialize, the structure of the utility industry could radically change. The Company believes that having the flexibility to respond to developments in the industry will be crucial to its success in the new competitive marketplace.

         The Company believes that adoption of the Proposed Amendment is important to creating the necessary flexibility to respond to any industry developments.

         The restriction that would be eliminated by the Proposed Amendment generally does not burden the industry's new competitors (power marketers, independent power producers, exempt wholesale generators and owners of cogeneration facilities) nor even other public utility companies.

         Management considers that elimination of the Debt Limitation Provision is crucial to the Company's financial flexibility and its ability to effect future capital cost reductions. The deletion of this provision from the Charter will allow the Company to utilize more fully various unsecured debt alternatives and thus improve its ability to take full advantage of changing conditions in the capital markets. The additional flexibility will, for example, permit the Company to issue long-term debt when, because of mortgage coverage restrictions or other reasons, it may be unattractive or not possible to issue any additional first mortgage bonds. In addition, elimination of the Debt Limitation Provision will afford the Company greater flexibility in the issuance of short-term debt to meet seasonal cash requirements with what is usually the least expensive form of capital.


                    CERTAIN EFFECTS OF THE PROPOSED AMENDMENT

         If the Proposed Amendment becomes effective, preferred shareholders will no longer be entitled to the benefits of the Charter provision limiting the amount of unsecured indebtedness the Company may issue, which will have been deleted by the Proposed Amendment. As discussed above, such provision places restrictions on the Company's ability to issue or assume unsecured indebtedness. Although the Company's debt instruments may contain certain restrictions on the Company's ability to issue or assume debt, any such restrictions may be waived and the increased flexibility afforded the Company by the deletion of the Debt Limitation Provision may permit the Company to take certain actions that may increase the credit risks with respect to the Company, adversely affecting the market price and credit rating of the shares of preferred stock, or otherwise be materially adverse to the interests of the preferred shareholders. In addition, to the extent that the Company elects to issue additional unsecured debt, including trust preferred securities, the preferred shareholders' relative position in the Company's capital structure could be perceived to decline, which in turn could adversely affect the market price and credit rating of the shares of preferred stock.


                                  VOTING SHARES

         With respect to the Company's Preferred Stock, September 4, 1998 (the "Record Date") has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. A separate Offer to Purchase and Proxy Statement is being mailed to the holders of the 4% Series, the 4.10% Series, the 4.35% Series, the 4.35% 2nd Series, the 4.75% Series and the 5% Series of the Company's cumulative preferred stock pursuant to which Conectiv, the parent of the Company, is making a tender offer (the "Offer") for such series and the Company is soliciting proxies in connection with the Proposed Amendment.

         The Company's Charter authorizes the issuance of 25,000,000 shares of common stock, $3 par value, of which 18,320,937 shares are outstanding. All of such shares are owned by Conectiv.

         The Company's Charter also authorizes the issuance of 799,979 shares of Cumulative Preferred Stock, $100 par value, 2,000,000 shares of No Par Preferred Stock and 3,000,000 shares of Preference Stock, without par value, of which 300,000, 239,500 and 0 shares, respectively, are outstanding on the Record Date. Such shares are publicly held and vary from each other with respect to dividend rates, redemption prices and amounts payable on liquidation. All outstanding shares of the Company's preferred stock are entitled to vote on the Proposed Amendment as a single class.

         Pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a beneficial owner of a security is any person who directly or indirectly has or shares voting or investment power over such security. No person or group is known by management of the Company to be the beneficial owner of more than 5% of the Company's preferred stock as of September 4, 1998.

         Officers and directors of the Company as a group owned, as of September 4, 1998, less than 1% of the total number of the Company's preferred stock and of the common stock of Conectiv.

                       VOTING REQUIREMENTS AND PROCEDURES

         Adoption of the Proposed Amendment requires the affirmative vote of the holders of (i) at least two-thirds of the shares of the Company then outstanding and entitled to vote (i.e., the common stock and the preferred stock) and (ii) at least two-thirds of the total number of shares of the Company's preferred stock then outstanding (counting shares as described above). Abstentions and broker non-votes will have the same effect as votes against the Proposed Amendment. CONECTIV, THE OWNER OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, HAS ADVISED THE COMPANY THAT IT INTENDS TO VOTE ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN FAVOR OF THE PROPOSED AMENDMENT.

         Votes at the Special Meeting will be tabulated preliminarily by The Bank of New York, as Depositary for shares tendered pursuant to the Offer, and D.F. King & Co., Inc., the Information Agent. Inspectors of Election, duly appointed by the presiding officer of the Special Meeting, will definitively count and tabulate the votes and determine and announce the results at the Special Meeting. The Company has no established procedure for confidential voting. There are no rights of appraisal in connection with the Proposed Amendment.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes certain United States federal income tax considerations with respect to the receipt of Special Cash Payments in connection with the approval and adoption of the Proposed Amendment. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of the Proxy Statement may adversely affect the tax consequences described herein, possibly on a retroactive basis. This summary is addressed to Preferred Shareholders who hold Shares as capital assets within the meaning of
Section 1221 of the Code. This summary does not discuss all of the tax consequences that may be relevant to a Preferred Shareholder in light of such Preferred Shareholder's particular circumstances or to Preferred Shareholders subject to special rules (including certain financial institutions, tax-exempt organization, insurance companies, dealers in securities or currencies, Preferred Shareholders who acquired their Shares pursuant to the exercise of stock options or other compensation arrangements with the Company or Preferred Shareholders holding the Shares as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes). PREFERRED SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCE ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

         As used herein, the term "United States Preferred Shareholder" means a beneficial owner of a Share that is for United States federal income tax purposes (i) a citizen or resident of the United States or any political subdivision thereof; (ii) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or
(iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust. As used herein, the term "Non-United States Preferred Shareholder" means an owner of a Share that is not a United States Preferred Shareholder.

SPECIAL CASH PAYMENTS

         United States Preferred Shareholders. There is no direct authority concerning the federal income tax consequences of the receipt of Special Cash Payments. The Company will, for information reporting purposes, treat Special Cash Payments as ordinary, non-dividend income to recipient United States Preferred Shareholders.

         Non-United States Preferred Shareholders. The Company will treat Special Cash Payments paid to Non-United States Preferred Shareholders as subject to withholding of United States federal income tax at a rate of 30%. However, a Special Cash Payment that is effectively connected with the conduct of a trade or business by a Non-United States Preferred Shareholder within the United States will not be subject to such withholding tax (provided such Non-United States Preferred Shareholder provides two originals of Internal Revenue Service ("IRS") Form 4224 stating that such Special Cash Payments are so effectively connected), but instead will be subject to United States federal income tax on a net income basis at applicable graduated individuals or corporate rates. Any such effectively connected Special Cash Payments received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). A Non-United States Preferred Shareholder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

BACKUP WITHHOLDING

         ANY UNITED STATES PREFERRED SHAREHOLDER WHO VOTES IN FAVOR OF THE PROPOSED AMENDMENT AND WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE PROXY (OR, IN THE CASE OF A NON-UNITED STATES PREFERRED SHAREHOLDER, FORM W-8 OBTAINABLE FROM THE INFORMATION AGENT) MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE SPECIAL CASH PAYMENT. To prevent United States federal income tax backup withholding with respect to the Special Cash Payment, a United States Preferred Shareholder must provide the Information Agent with the Preferred Shareholder's correct Taxpayer Identification Number ("TIN") and certify that the Preferred Shareholder is not subject to backup withholding of federal income tax by completing the Substitute Form W-9 included in the Proxy. Certain Preferred Shareholders (including, among others, all corporations and Non-United States Preferred Shareholders) are exempt from backup withholding. For a corporate United States Preferred Shareholder to qualify for such exemption, such Preferred Shareholder must provide the Information Agent with a properly completed and executed Substitute Form W-9 attesting to its exempt status. In order for a Non-United States

Preferred Shareholder to qualify as an exempt recipient, the foreign holder must submit a Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to that Preferred Shareholder's exempt status. A copy of the Form W-8 may be obtained from the Information Agent. Any Special Cash Payments paid to Non-United States Preferred Shareholders that are subject to the 31% backup withholding, will not be subject to the 30% withholding tax discussed above under "Special Cash Payments -- Non-United States Preferred Shareholders."

         The amount of any backup withholding from a payment to a Preferred Shareholder will be allowed as a credit against such Preferred Shareholder's United States federal income tax liability and may entitle such Preferred Shareholder to a refund, provided that the required information is furnished to the IRS.


                             SOLICITATION OF PROXIES

         The Company will bear the cost of the solicitation of proxies. The Company has engaged D.F. King & Co., Inc. to act as Information Agent in connection with the solicitation of proxies for a fee of $12,500, plus unit fees per preferred shareholder contacted, plus reimbursement of reasonable out-of-pocket expenses.

         Proxies will be solicited by mail or by telephone. In addition, officers and employees of the company or its affiliates may also solicit proxies personally or by telephone; such persons will receive no additional compensation for these services. The Information Agent has not been retained to make, and will not make, solicitations or recommendations, other than conveying information related to the recommendations of the Board, in connection with the Proposed Amendment.

         The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's outstanding preferred stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

         The solicitation of proxies has been approved by the Commission under the Holding Company Act. An application has been filed with the Commission under the Holding Company Act requesting approval of the Proposed Amendment.


                       WHAT NUMBER TO GIVE THE DEPOSITARY

         A Preferred Shareholder is required to provide The Bank of New York, as Depositary, with (i) in the case of a United States Preferred Shareholder, a Taxpayer Identification Number ("TIN") and a certification on Substitute Form W-9 that the IRS has not notified such shareholder that he is subject to backup withholding, or (ii) in the case of a Non-United States Preferred Shareholder, a properly completed Form W-8. Failure to provide the information on either Substitute Form W-9 or Form W-8 may subject the Preferred Shareholder to a $50 penalty imposed by the IRS and to 31% federal income tax backup withholding on the payment of the Special Cash Payment. The box in Part 2 of the Substitute Form W-9 may be checked if the Preferred Shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the box in Part 2 is checked and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 31% on the payment of the Special Cash Payment thereafter until a TIN is provided to the Depositary.

         The TIN a United States Preferred Shareholder is required to give the Depositary is the social security number or employer identification number of the registered owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.




                        FINANCIAL AND OTHER INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. Reports, proxy materials and other information about the Company are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The financial statements of the Company and related information included in its Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and its Current Reports on Form 8-K dated January 6, 1998, February 27, 1998, March 3, 1998 and March 5, 1998, each as filed with the Commission, are hereby incorporated herein by reference. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting (or any adjournment thereof) shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

         The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written or oral request of any such person, a copy of any or all of its documents described above which have been incorporated by reference in this Proxy Statement, other than exhibits to such documents. Such requests should be directed to Stephanie M. Scola, Manager of Capital Markets, Atlantic City Electric Company, 800 King Street, Wilmington, Delaware 19899, telephone: (302) 429-3931. The information related to the Company contained in this Proxy Statement does not purport to be comprehensive and should be read together with the information contained in the documents incorporated by reference.

         Questions or requests for assistance in connection with this Proxy Statement and the accompanying Proxy may be directed to D.F. King & Co., Inc. at
(800) 431-9269 (toll free) or banks and brokers call (212) 269-5550 (collect). Requests for additional copies of this Proxy Statement, the Proxy or other proxy materials may be directed to the Information Agent, and such copies will be furnished promptly at the Company's expense.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         No representative of PricewaterhouseCoopers, LLP, the Company's independent public accountants, is expected to be present at the Special Meeting unless prior to the date of the Special Meeting the Corporate Secretary of the Company has received written notice from a preferred shareholder addressed to Moira K. Donoghue, Secretary, Atlantic City Electric Company, 800 King Street, Wilmington, Delaware 19899 that such Preferred Shareholder will attend the Special Meeting and wishes to ask questions of a representative of PricewaterhouseCoopers, LLP.


                               DELIVERY OF PROXIES

         Properly executed proxies must be received by mail at or prior to the Special Meeting which will be held on October 14, 1998. Such proxies may be mailed to The Bank of New York, Tender & Exchange Department, P.O. Box 11248, Church Street Station, New York, New York 10286-1248. A return envelope is enclosed for your convenience.

                                  OTHER MATTERS

         The Board of Directors knows of no matter other than the foregoing to come before the Special Meeting. If any other matters properly come before the Special Meeting or any adjournment thereof, however, it is intended that the persons designated as proxies in the enclosed proxy will vote on such matters in their discretion.

                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       Moira K. Donoghue
                                       Secretary

Wilmington, Delaware
September 8, 1998

         Questions or requests for assistance may be directed to the Information Agent at its telephone numbers and address listed below. Requests for additional copies of the Proxy Statement and the accompanying Proxy may be directed to the Information Agent, and such copies will be furnished promptly at the Company's expense.

                             The Information Agent:

                              D.F. KING & CO., INC.

                           77 Water Street, 20th Floor
                            New York, New York 10005
                           (800) 431-9629 (toll free)
                                       or
                             Banks and Brokers call
                            (212) 269-5550 (collect)

         Properly executed Proxies must be received by mail at or prior to the Special Meeting which will be held on October 14, 1998. Such Proxies should be sent to:

                              THE BANK OF NEW YORK
                          Tender & Exchange Department
                                 P.O. Box 11248
                              Church Street Station
                          New York, New York 10286-1248

                                                                           PROXY


                                      PROXY
                         ATLANTIC CITY ELECTRIC COMPANY


         The undersigned hereby appoints Howard E. Cosgrove, Barbara S. Graham and Louis M. Walters, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated hereunder and in their discretion with respect to any other business properly brought before the Special Meeting all the shares of preferred stock of Atlantic City Electric Company (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held October 14, 1998, or any adjournment(s) or postponement(s) thereof.


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR item 1.

         Indicate your vote an (X). The Board of Directors recommends voting FOR item 1.

ITEM 1.

         To remove from the Company's Charter Paragraph (7)(B)(c) of Article III, a provision restricting the amount of securities representing unsecured indebtedness issuable by the Company.

                     ( ) FOR     ( ) AGAINST     ( ) ABSTAIN

         SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE WITH INSTRUCTION APPEARING ON THIS PROXY. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

         Please check box if you plan to attend the Special Meeting. ( ).

                            SIGNATURE(S) OF OWNER(S)


X_______________________________________________________________________________


X_______________________________________________________________________________


Dated: ___________________________________________________________________, 1998

Name(s): _______________________________________________________________________

                                 (PLEASE PRINT)

Capacity (full title): _________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________

                               (INCLUDE ZIP CODE)

DAYTIME Area Code and Telephone No.: ___________________________________________

Must be signed by the registered holder(s) exactly as name(s) appear(s) on the stock-certificates or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title.

To be Filled Out if Applicable:

Name of Beneficial Holders______________________________________________________
Beneficial Holder's Address
 and Daytime Area Code and Telephone No.: ______________________________________

Name of Broker Dealers _________________________________________________________

 --      Account Numbers _______________________________________________________

         _____________________________________________________

 --      DTC No.: ______________________________________________________________

                  PAYER'S NAME: ATLANTIC CITY ELECTRIC COMPANY

SUBSTITUTE                 PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT            ______________________________
FORM W-9                   RIGHT AND CERTIFY BY SIGNING AND DATING BELOW              SOCIAL SECURITY NUMBER

                                                                                                  OR


                                                                                    ------------------------------
                                                                                    EMPLOYER IDENTIFICATION TIN
                                                                                             PART 2 --

                           NAME (PLEASE PRINT) ______________________________

                           ADDRESS __________________________________________       AWAITING TIN (  )

                           CITY _____________________________ STATE _________

                           ZIP CODE _____________________________


DEPARTMENT OF THE          PART 3 -- CERTIFICATION -- UNDER PENALTIES OF PERJURY, I CERTIFY THAT:
TREASURY INTERNAL
REVENUE SERVICE

                           (1) THE NUMBER SHOWN ON THIS FORM IS MY CORRECT TAXPAYER IDENTIFICATION NUMBER (OR A TIN HAS
                           NOT BEEN ISSUED TO ME BUT I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TIN OR
                           INTEND TO DO SO IN THE NEAR FUTURE), (2) 1 AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER
                           BECAUSE I HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE (THE "IRS") THAT I AM
                           SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS OR
                           THE IRS HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING AND (3) ALL OTHER
                           INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.
                           SIGNATURE ___________________________________________________________________________________________


                           DATE _______________,  1998

                           YOU MUST CROSS OUT ITEM (2) ABOVE IF YOU HAVE BEEN NOTIFIED BY THE IRS THAT YOU ARE CURRENTLY
                           SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX
                           RETURN.

PAYER'S REQUEST            NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF
TAXPAYER                   ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER OR PROXY SOLICITATION. PLEASE REVIEW
IDENTIFICATION             THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ("TIN")             NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING
AND CERTIFICATION          CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9.

                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER:

                           I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN
                           ISSUED TO ME AND EITHER (1) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER
                           IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY
                           ADMINISTRATION OFFICE OR (2) 1 INTEND TO DO SO IN THE NEAR FUTURE. I UNDERSTAND THAT IF I DO
                           NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER BY THE TIME OF PAYMENT, 31% OF ALL PAYMENTS MADE
                           TO ME WILL BE WITHHELD UNTIL I PROVIDE A NUMBER.

                           SIGNATURE __________________________         DATE:  __________________________, 1998

                          SPECIAL PAYMENT INSTRUCTIONS

                  To be completed ONLY if the check for the Special Cash Payment is to be issued in the name of someone other than the above signed.

Issue check to:

Name ___________________________________________________________________________
                                    (PLEASE PRINT)

Address ________________________________________________________________________

________________________________________________________________________________
                               (INCLUDE ZIP CODE)

________________________________________________________________________________
                           (TAXPAYER IDENTIFICATION OR
                             SOCIAL SECURITY NUMBER)

                          SPECIAL DELIVERY INSTRUCTIONS


         To be completed ONLY if the check for the Special Cash Payment is to be mailed to someone other than the abovesigned or to the abovesigned at an address other than that shown below the abovesigned's signature(s).

Mail check to:

Name ___________________________________________________________________________
                                    (PLEASE PRINT)

Address ________________________________________________________________________

________________________________________________________________________________
                               (INCLUDE ZIP CODE)